Exhibit (C)-(2)

Confidential China Zenix Auto International Limited Confidential Fairness Analysis Presented to the Special Committee of Independent Directors October 19, 2021 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it isfurnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Kroll, LLC.

Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, A Kroll Business operating as Kroll, LLC (“Duff & Phelps”), to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) (solely in their capacity as members of the Special Committee) of China Zenix Auto International Limited (the “Company”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein). • These materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps as described in the engagement letter among Duff & Phelps, the Company, and the Special Committee dated August 11, 2021. • Without limiting the prior bullet, because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business, assets, liabilities, prospects and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of these materials if used by persons other than the Special Committee. • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion. These materials are intended to serve as discussion materials for the Special Committee to review and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee. • These materials do not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party. • The credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Proposed Transaction. • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision. Duff & Phelps relied without independent verification upon the accuracy, completeness, and fair presentation of all information contained in the unaudited financial statements, financial projections, and other information provided by the management of the Company and relied without independent verification on the accuracy of data and representations that Duff & Phelps obtained from public sources and the management of the Company. • Any estimates and projections contained herein have been prepared by or are based on discussions with the management of the Company and involve numerous and significant subjective assumptions and determinations, which may or may not prove to be correct. Projections necessarily involve risks and uncertainties. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not independently verify such information. • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction. • Nothing contained herein should be construed as a valuation opinion, a credit rating, or an analysis of the Company’s credit worthiness nor as tax, legal or accounting advice. Confidential 2

Table of Contents Confidential Table of Contents 1.Introduction and Transaction Overview 2.Valuation Analysis –Discounted Cash Flow Analysis –Selected Public Companies / M&A Transactions Analysis Appendix Liquidation Value Summary3

Introduction and Transaction Overview

Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such). • Specifically, Duff & Phelps has been asked to provide an opinion (the “Opinion”) as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.0001 per share, of the Company (each, a “Share” or, collectively, the “Shares”), other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing four Shares (each, an “ADS” and collectively, “ADSs”), other than ADSs representing or that are Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares or ADSs other than in its capacity as a holder of Shares or ADSs). The Proposed Transaction • It is Duff & Phelps’ understanding that the Company and Newrace Limited, a company limited by shares incorporated under the laws of the British Virgin Islands (“Parent”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated as of October 19, 2021. Pursuant to the Merger Agreement, among other things, a company limited by shares incorporated under the laws of the British Virgin Islands to be formed promptly after the date of the Merger Agreement (“Merger Sub”), a wholly-owned subsidiary of Parent, will merge with and into the Company and cease to exist thereafter, with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent. In connection with such merger, (i) each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) shall be cancelled and cease to exist in exchange for the right to receive US$0.27 in cash per Share without interest (the “Per Share Merger Consideration”) and (ii) each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing or that are Excluded Shares), and Shares represented by such ADSs, shall be cancelled and cease to exist in exchange for the right to receive US$1.08 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) (collectively, the “Proposed Transaction”). • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. • For purposes of the Opinion, (i) “Excluded Shares” shall mean, collectively, (a) Shares (including ADSs corresponding to such Shares) held by Parent, Merger Sub and any of their respective Affiliates, (b) any Shares (including ADSs corresponding to such Shares) held by the Depositary and reserved for issuance, settlement and allocation pursuant to any incentive plan, and (c) Shares beneficially owned by the Company or any of its Subsidiaries (or held in the Company’s treasury); and (ii) “Effective Time”, “Dissenting Shares”, “Affiliates”, “Subsidiaries”, and “Depositary” shall have the meanings set forth in the Merger Agreement. Confidential 5

Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below: 1. Reviewed the following documents: – The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2017 through December 31, 2020 and the Company’s unaudited interim financial statements for the six months ended June 30, 2019, June 30, 2020 and June 30, 2021 included in the Company’s Form 6-K filed with the SEC; – Unaudited and segment financial information for the Company for the years ended December 31, 2017 through December 31, 2020 and for the six months ended June 30, 2019, June 30, 2020 and June 30, 2021, each provided by the management of the Company; – A detailed financial projection model for the Company for the years ending December 31, 2021 through December 31, 2028, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”); – A liquidation analysis for the Company which contains, among other things, the estimated recovery rates for the Company’s assets and liabilities and the resulting value indication for the Company under a liquidation scenario, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “Liquidation Analysis”); – Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company; – A letter dated October 15, 2021 from the management of the Company, which made certain representations as to historical financial information for the Company, the Management Projections and the underlying assumptions of such projections (the “Management Representation Letter”); and – A draft of the Merger Agreement dated as of October 19, 2021; 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business; 4. Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate. Confidential 6

Introduction and Transaction Overview Ownership Summary Confidential Introduction and Transaction Overview Ownership SummaryChina Zenix Auto International Limited—Ownership Ordinary ADS % of Current Shareholders Shares (1) Equivalent(1) Ownership Buyer Lai, Jianhui (Founder, CEO & Chairman of the Board) 143,587,200 35,896,800 69.5% Buyer 143,587,200 35,896,800 69.5% Other Management and Directors 1,344,295 336,074 0.7% Institutional Investors Capital Research Global Investors 10,322,000 2,580,500 5.0% Total Institutional Investors 10,322,000 2,580,500 5.0% Public Investors and Others 51,246,505 12,811,626 24.8% Total Outstanding 206,500,000 51,625,000 100.0% (1)Each ADS represents four ordinary shares. Source: Company filings, Capital IQ, the Company management.7

Introduction and Transaction Overview Trading Analysis Confidential Introduction and Transaction Overview Trading Analy China Zenix Auto International Limited Historical Trading Metrics (in thousands, except per ADS) During one year prior to offer Post Offer Average Closing Price $0.31 Average Closing Price $0.58 High $0.58 High $0.70 Low $0.17 Low $0.50 Average Volume 12.8 Average Volume 8.6 % of Shares Issued and Outstanding 0.0% % of Shares Issued and Outstanding 0.0% % of Float 0.1% % of Float 0.1% Source: Capital IQ, SEC filings, press releases. Confidential 8    sis Source: Capital IQ, SEC filings, press releases.China Zenix Auto International Limited -Trading History September 12, 2019 toOctober 15, 2021

Introduction and Transaction Overview Proposed Transaction    China Zenix Auto International Limited—Offer Premium Relative To China Zenix Auto International Limited—Implied Multiples (US$ in millions, except per ADS data) ADS Implied Offer Price Price Premium $1.08 ADS price as of 10/15/21 $0.51 111.8% ADSs Issued and Outstanding (millions) 51.6 One-day prior to Offer (8/9/21) $0.22 390.9% Implied Equity Value $55.8 30-days trailing VWAP prior to Offer $0.32 233.3% Less: Cash and cash equivalents (67.5) 60-days trailing VWAP prior to Offer $0.33 224.6% Less: Bank deposits (37.8) 90-days trailing VWAP prior to Offer $0.34 219.2% Less: Due from a related party (0.5) Offer Per ADS $1.08 Plus: Short-term bank borrowings 86.7 Source: Capital IQ and SEC filings Implied Enterprise Value $36.7 Implied Offer Multiples: EV / LTM Revenue $291 0.13x EV / 2021 Revenue $265 0.14x EV / 2022 Revenue $285 0.13x EV / 2023 Revenue $319 0.12x Note: Balance sheet data and LTM as of June 30, 2021. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring items as provided by the Company management.

Introduction and Transaction Overview Valuation Summary Valuation Summary (RMB in thousands, except per ADS values or otherwise noted) Low High Enterprise Value Range ï¿¥157,000—ï¿¥280,000 Plus: Cash and cash equivalents 434,283—434,283 Plus: Bank deposits 243,500—243,500 Plus: Amount due from a related party 3,000—3,000 Less: Short-term bank borrowings (558,000)—(558,000) Equity Value Range ï¿¥279,783—ï¿¥402,783 ADSs Issued and Outstanding 51,625,000—51,625,000 Value Per ADS (RMB) ï¿¥5.42—ï¿¥7.80 RMB to USD FX rate (as of 10/15/2021) 6.44—6.44 Offer Price Value Per ADS (USD) $0.84—$1.21 $1.08 Implied Valuation Multiples EV / LTM Revenue 0.08x—0.15x 0.13x EV / 2021 Revenue 0.09x—0.16x 0.14x EV / 2022 Revenue 0.09x—0.15x 0.13x EV / 2023 Revenue 0.08x—0.14x 0.12x Note: Balance sheet data and LTM as of June 30, 2021. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring items as provided by the Company management. Confidential 10

2. Valuation Analysis

Valuation Analysis

Historical and Projected Financial Performance

Historical and Projected Financial Performance
(RMB in thousands)

								Management Projections							
	2017A	2018A	2019A	2020A	YTD 6/30/2020	YTD 6/30/2021	LTM 6/30/2021	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P
Steel Wheel and components	¥ 2,639,119	¥ 2,868,464	¥ 2,250,044	¥ 1,556,091	¥ 728,590	¥ 794,634	¥ 1,622,135	¥ 1,431,638	¥ 1,531,853	¥ 1,720,577	¥ 1,896,765	¥ 2,051,541	¥ 2,176,479	¥ 2,297,818	¥ 2,414,088
Growth	NA	8.7%	(21.6%)	(30.8%)	(45.7%)	9.1%	(0.8%)	(8.0%)	7.0%	12.3%	10.2%	8.2%	6.1%	5.6%	5.1%
Aluminium Wheel	¥ 191,868	¥ 281,150	¥ 243,174	¥ 213,386	¥ 94,158	¥ 129,848	¥ 249,076	¥ 272,521	¥ 300,094	¥ 329,436	¥ 360,646	¥ 375,072	¥ 386,324	¥ 397,914	¥ 409,851
Growth	NA	46.5%	(13.5%)	(12.2%)	(25.0%)	37.9%	17.6%	27.7%	10.1%	9.8%	9.5%	4.0%	3.0%	3.0%	3.0%
Total Revenue	¥ 2,830,987	¥ 3,149,614	¥ 2,493,218	¥ 1,769,478	¥ 822,748	¥ 924,482	¥ 1,871,212	¥ 1,704,160	¥ 1,831,947	¥ 2,050,014	¥ 2,257,411	¥ 2,426,613	¥ 2,562,804	¥ 2,695,732	¥ 2,823,939
Growth	NA	11.3%	(20.8%)	(29.0%)	(44.0%)	12.4%	1.3%	(3.7%)	7.5%	11.9%	10.1%	7.5%	5.6%	5.2%	4.8%
Gross Profit (1)	¥ 510,526	¥ 503,148	¥ 339,739	¥ 38,733	¥ 48,829	- ¥ 97,384	- ¥ 107,481	- ¥ 108,238	¥ 108,130	¥ 229,857	¥ 300,389	¥ 365,286	¥ 401,553	¥ 429,354	¥ 456,600
Margin %	18.0%	16.0%	13.6%	2.2%	5.9%	(10.5%)	(5.7%)	(6.4%)	5.9%	11.2%	13.3%	15.1%	15.7%	15.9%	16.2%
EBITDA (2)	¥ 207,803	¥ 187,417	¥ 55,337	- ¥ 264,211	- ¥ 88,906	- ¥ 256,548	- ¥ 431,853	- ¥ 385,498	- ¥ 163,984	- ¥ 47,610	¥ 22,693	¥ 88,155	¥ 120,054	¥ 140,390	¥ 160,369
Margin %	7.3%	6.0%	2.2%	(14.9%)	(10.8%)	(27.8%)	(23.1%)	(22.6%)	(9.0%)	(2.3%)	1.0%	3.6%	4.7%	5.2%	5.7%
Growth	NA	(9.8%)	(70.5%)	NM	NM	NM	NM	NM	NM	NM	NM	288.5%	36.2%	16.9%	14.2%
EBIT (2)	¥ 32,621	¥ 11,197	- ¥ 90,660	- ¥ 404,435	- ¥ 161,042	- ¥ 320,050	- ¥ 563,443	- ¥ 518,275	- ¥ 297,198	- ¥ 178,265	- ¥ 103,915	- ¥ 31,685	¥ 5,899	¥ 26,334	¥ 56,359
Margin %	1.2%	0.4%	(3.6%)	(22.9%)	(19.6%)	(34.6%)	(30.1%)	(30.4%)	(16.2%)	(8.7%)	(4.6%)	(1.3%)	0.2%	1.0%	2.0%
Growth	NA	(65.7%)	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	346.4%	114.0%
Capital Expenditures	¥ 75,426	¥ 32,253	¥ 114,928	¥ 70,760	¥ 29,546	¥ 7,391	¥ 48,605	¥ 17,042	¥ 36,639	¥ 41,000	¥ 45,148	¥ 36,399	¥ 38,442	¥ 40,436	¥ 42,359
% of Net Revenue	2.7%	1.0%	4.6%	4.0%	3.6%	0.8%	2.6%	1.0%	2.0%	2.0%	2.0%	1.5%	1.5%	1.5%	1.5%
Working Capital	¥ 435,072	¥ 330,218	¥ 309,130	¥ 224,989			¥ 203,932	¥ 178,672	¥ 216,308	¥ 252,903	¥ 286,732	¥ 315,783	¥ 337,448	¥ 357,051	¥ 375,867
% of Net Revenue	15.4%	10.5%	12.4%	12.7%			10.9%	10.5%	11.8%	12.3%	12.7%	13.0%	13.2%	13.2%	13.3%

(1) Gross profit is adjusted to exclude depreciation and amortization expense.
(2) EBITDA and EBIT are adjusted to exclude public company costs and non-recurring items as provided by the Company management.

Source: Company filings, the Company management.

Confidential

12

Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2021 through December 31, 2028 (excluding public company expenses, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company’s historical performance and other factors to develop the DCF analysis. • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 10.5% to 11.5%, derived from the Capital Asset Pricing Model. • The following is a summary of the Management Projections utilized in the discounted cash flow analysis: – Revenue increases at a compound annual growth rate of 6.0% from 2020 to 2028. – EBITDA is projected to be negative from 2021 to 2023 and to turn positive in 2024, reaching approximately RMB 160 million by 2028. – EBITDA margin averages -1.7% from 2021 to 2028 and reaches 5.7% by 2028. – Capital expenditures average 1.6% of net revenue from 2021 to 2028. – Net working capital averages 12.5% of net revenue from 2021 to 2028. Confidential 13

Valuation Analysis

DCF Analysis Summary

Discounted Cash Flow Analysis

(RMB in thousands)

	LTM	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	Terminal Year
Total Revenue	¥ 1,871,212	¥ 1,704,160	¥ 1,831,947	¥ 2,050,014	¥ 2,257,411	¥ 2,426,613	¥ 2,562,804	¥ 2,695,732	¥ 2,823,939	¥ 2,823,939
Growth	*1.3%*	*(3.7%)*	*7.5%*	*11.9%*	*10.1%*	*7.5%*	*5.6%*	*5.2%*	*4.8%*	
EBITDA (1)	- ¥ 431,853	- ¥ 385,498	- ¥ 163,984	- ¥ 47,610	¥ 22,693	¥ 88,155	¥ 120,054	¥ 140,390	¥ 160,369	¥ 160,369
Margin	*(23.1%)*	*(22.6%)*	*(9.0%)*	*(2.3%)*	*1.0%*	*3.6%*	*4.7%*	*5.2%*	*5.7%*	*5.7%*
Growth	*NM*	*NM*	*NM*	*NM*	*NM*	*288.5%*	*36.2%*	*16.9%*	*14.2%*	
		H2 2021P								
Earnings Before Interest and Taxes (1)		- ¥ 198,225	- ¥ 297,198	- ¥ 178,265	- ¥ 103,915	- ¥ 31,685	¥ 5,899	¥ 26,334	¥ 56,359	¥ 110,703
Pro Forma Taxes		0	0	0	0	0	0	0	0	(24,243)
Net Operating Profit After Tax		(198,225)	(297,198)	(178,265)	(103,915)	(31,685)	5,899	26,334	56,359	86,459
Depreciation		63,771	123,789	121,230	117,183	110,415	104,730	104,631	94,585	40,241
Amortization		5,505	9,425	9,425	9,425	9,425	9,425	9,425	9,425	9,425
Capital Expenditures		(9,650)	(36,639)	(41,000)	(45,148)	(36,399)	(38,442)	(40,436)	(42,359)	(42,359)
(Increase) / Decrease in Working Capital		25,260	(37,636)	(36,595)	(33,829)	(29,051)	(21,665)	(19,604)	(18,815)	(16,186)
Free Cash Flow (2)		- ¥ 113,340	- ¥ 238,260	- ¥ 125,205	- ¥ 56,284	¥ 22,704	¥ 59,947	¥ 80,350	¥ 99,195	¥ 77,581

Enterprise Value Range	Low	High
Terminal Growth Rate	4.50%	4.50%
Discount Rate - Firm Cash Flow	11.50%	10.50%
Enterprise Value Range	**¥ 157,000**	**¥ 280,000**

Implied Valuation Multiples			
EV / LTM Revenue	¥ 1,871,212	0.08x	0.15x
EV / 2021 Revenue	¥ 1,704,160	0.09x	0.16x
EV / 2022 Revenue	¥ 1,831,947	0.09x	0.15x
EV / 2023 Revenue	¥ 2,050,014	0.08x	0.14x

(1) EBITDA and EBIT are adjusted to exclude public company costs and non-recurring items as provided by the Company management.
(2) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the applicable discount rate and included in the concluded enterprise value range.

Note: LTM as of June 30, 2021.

Confidential

14

Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected nine publicly traded companies that were deemed relevant to its analysis. • Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue, EBITDA and EBIT. Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition (“M&A”) transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions. Due to the limited comparability of the financial metrics of the selected public companies and the targets in the selected M&A transactions relative to those of the Company, rather than applying a range of selected multiples from a review of the public companies and M&A transactions, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company’s relative size, forecasted growth in revenue and profits, profit margins, capital spending, revenue mix, and other characteristics that we deemed relevant. None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations. Confidential 15

Valuation Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis — **As of October 15, 2021**

COMPANY INFORMATION	REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN				EBIT MARGIN			
Company Name	3-YR CAGR	LTM	2021	2022	3-YR CAGR	LTM	2021	2022	3-YR AVG	LTM	2021	2022	3-YR AVG	LTM	2021	2022
Auto Parts - Wheel Focused																
Superior Industries International, Inc.	-0.2%	22.8%	26.0%	7.0%	-2.1%	86.0%	47.3%	12.6%	11.7%	13.4%	12.6%	13.3%	4.3%	6.0%	5.2%	6.8%
Hands Corporation Ltd.	-2.2	2.5	NA	NA	-19.4	-86.1	NA	NA	7.1	1.2	NA	NA	1.3	-5.5	NA	NA
Topy Industries, Limited	-0.8	-2.0	NA	NA	-19.5	-6.5	NA	NA	5.6	4.7	NA	NA	0.8	-0.7	NA	NA
Jian Sin Industrial Co., Ltd.	-19.9	43.6	NA	NA	-84.5	-24.6	NA	NA	5.8	0.8	NA	NA	-0.2	-6.1	NA	NA
Group Median	**-1.5%**	**12.6%**	**26.0%**	**7.0%**	**-19.5%**	**-15.5%**	**47.3%**	**12.6%**	**6.4%**	**2.9%**	**12.6%**	**13.3%**	**1.0%**	**-3.1%**	**5.2%**	**6.8%**
Auto Parts - Intergrated or Other																
Minth Group Limited	3.1%	19.8%	15.7%	20.0%	-2.2%	32.1%	24.9%	26.2%	20.1%	19.6%	20.7%	21.8%	14.1%	13.4%	14.7%	16.1%
American Axle & Manufacturing Holdings, Inc.	-9.1	12.0	10.8	13.6	-12.9	67.5	21.5	11.3	15.4	18.6	16.6	16.2	6.6	9.3	6.8	7.4
Meritor, Inc.	-3.1	10.0	28.1	12.8	-12.7	-95.1	98.6	28.1	9.3	0.7	10.7	12.1	6.8	-2.1	6.0	8.3
China Yuchai International Limited	8.3	14.2	4.3	-5.6	-5.1	6.8	-6.1	26.5	8.1	7.1	6.4	8.6	5.8	4.9	3.7	5.9
China Automotive Systems, Inc.	-5.8	37.1	17.7	4.0	-24.4	48.7	137.0	28.6	3.8	4.9	6.8	8.4	-0.4	0.1	1.4	3.0
Group Median	**-3.1%**	**14.2%**	**15.7%**	**12.8%**	**-12.7%**	**32.1%**	**24.9%**	**26.5%**	**9.3%**	**7.1%**	**10.7%**	**12.1%**	**6.6%**	**4.9%**	**6.0%**	**7.4%**
Aggregate Mean	**-3.3%**	**17.8%**	**17.1%**	**8.7%**	**-20.3%**	**3.2%**	**53.9%**	**22.2%**	**9.6%**	**7.9%**	**12.3%**	**13.4%**	**4.3%**	**2.1%**	**6.3%**	**7.9%**
Aggregate Median	**-2.2%**	**14.2%**	**16.7%**	**9.9%**	**-12.9%**	**6.8%**	**36.1%**	**26.4%**	**8.1%**	**4.9%**	**11.7%**	**12.7%**	**4.3%**	**0.1%**	**5.6%**	**7.1%**
China Zenix Auto International Limited	**-14.5%**	**1.3%**	**-3.7%**	**7.5%**	**NM**	**NM**	**NM**	**NM**	**-2.3%**	**-23.1%**	**-22.6%**	**-9.0%**	**-8.7%**	**-30.1%**	**-30.4%**	**-16.2%**

LTM = Latest Twelve Months

CAGR = Compounded Annual Growth Rate

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

EBIT = Earnings Before Interest and Taxes

Note: The Company's EBITDA and EBIT are adjusted to exclude public company costs and non-recurring items as provided by the Company management.
Source: Capital IQ, Bloomberg, company filings, press releases.

Confidential 16

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis | **As of October 15, 2021**

(US$ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS MULTIPLE OF								
Company Name	Common Stock Price (Primary) on 10/15/2021	% of 52-Week High	Market Capitalization	Enterprise Value	LTM EBITDA	2021 EBITDA	2022 EBITDA	LTM EBIT	2021 EBIT	2022 EBIT	LTM Revenue	2021 Revenue	2022 Revenue
Auto Parts - Wheel Focused													
Superior Industries International, Inc.	$6.33	65.1%	$165	$845	4.6x	4.8x	4.3x	10.4x	11.6x	8.4x	0.62x	0.61x	0.57x
Hands Corporation Ltd.	4.68	55.7	103	424	NM	NA	NA	NM	NA	NA	0.85	NA	NA
Topy Industries, Limited	10.76	78.5	251	412	4.2	NA	NA	NM	NA	NA	0.20	NA	NA
Jian Sin Industrial Co., Ltd.	1.42	71.5	71	116	NM	NA	NA	NM	NA	NA	1.96	NA	NA
Group Median		**68.3%**	**$134**	**$418**	**4.4x**	**4.8x**	**4.3x**	**10.4x**	**11.6x**	**8.4x**	**0.74x**	**0.61x**	**0.57x**
Auto Parts - Intergrated or Other													
Minth Group Limited	$3.90	66.9%	$4,528	$4,744	10.8x	10.2x	8.1x	16.0x	14.4x	10.9x	2.14x	2.12x	1.76x
American Axle & Manufacturing Holdings, Inc.	10.61	81.3	1,210	3,998	3.9	4.6	4.2	7.7	11.3	9.1	0.72	0.77	0.67
Meritor, Inc.	25.85	77.0	1,813	2,620	NM	6.3	4.9	NM	11.2	7.1	0.72	0.67	0.60
China Yuchai International Limited	13.70	67.2	560	338	1.4	1.6	1.2	2.1	2.8	1.8	0.11	0.10	0.11
China Automotive Systems, Inc.	3.23	23.6	100	27	1.1	0.8	0.6	NM	3.8	1.8	0.05	0.05	0.05
Group Median		**67.2%**	**$1,210**	**$2,620**	**2.7x**	**4.6x**	**4.2x**	**7.7x**	**11.2x**	**7.1x**	**0.72x**	**0.67x**	**0.60x**
Aggregate Mean		**65.2%**	**$978**	**$1,503**	**4.3x**	**4.7x**	**3.9x**	**9.1x**	**9.2x**	**6.5x**	**0.82x**	**0.72x**	**0.63x**
Aggregate Median		**67.2%**	**$251**	**$424**	**4.1x**	**4.7x**	**4.2x**	**9.1x**	**11.2x**	**7.8x**	**0.72x**	**0.64x**	**0.58x**

LTM = Latest Twelve Months

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

EBIT = Earnings Before Interest and Taxes

Enterprise Value = [Market Capitalization + Management Equity + Debt + Finance Leases + Operating Leases (for IFRS/non-US GAAP companies only) + Preferred Stock + Non-Controlling Interest]
- [Cash & Equivalents + Long-Term Investments + Net Non-Operating Assets]

Source: Capital IQ, Bloomberg, company filings, press releases.

Confidential 17

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

(US$ in millions, except per share data)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	Equity Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT
6/27/2021	Dayton Parts, LLC	Dayton Parts, LLC manufactures, sells, and distributes break and wheel, driveline, ride control, spring, steering, suspension, trailer, walker exhaust, and engineering products.	Dorman Products, Inc.	$338	$338	$168	NA	NA	2.01x	NA	NA
12/4/2020	Owari Precise Products Co.,Ltd.	Owari Precise Products Co.,Ltd. engages in the production and sale of precision forgings in Japan and internationally.	Precise Products Holdings Co., Ltd.	$23	$38	$139	$2	1.5%	0.17x	11.4x	NM
1/30/2020	Renk Aktiengesellschaft	Renk Aktiengesellschaft develops, produces, and distributes drive technology products worldwide.	Triton; Triton Fund V L.P.	$624	$755	$616	$95	15.4%	1.01x	6.6x	9.0x
1/28/2020	Delphi Technologies PLC	Delphi Technologies PLC engages in the design, development, and manufacture of integrated powertrain technologies worldwide.	BorgWarner Inc.	$3,337	$1,032	$4,155	$473	11.4%	0.80x	7.1x	15.2x
12/27/2019	TRANSTECNO S.R.L.	TRANSTECNO S.R.L. designs, manufactures, and distributes power transmission components, reduction gears, and gearmotors.	Interpump Group S.p.A.	$67	$67	$50	$10	19.3%	1.34x	6.9x	NA
10/30/2019	Nissin Kogyo Co., Ltd.	Nissin Kogyo Co., Ltd., together with its subsidiaries, manufactures and installs brakes for 2- and 4-wheeled vehicles in Japan, North America, rest of Asia, South America, and Europe.	Honda Motor Co., Ltd.	$965	$1,344	$1,730	$231	13.4%	0.56x	4.2x	6.8x
9/18/2019	U.S. Iron Casting Operations of American Axle & Manufacturing Holdings, Inc.	U.S. Iron Casting Operations of American Axle & Manufacturing Holdings, Inc. comprises manufacturing business of iron castings and machined components for automotive, commercial vehicle, and industrial markets.	Gamut Capital Management, L.P.	$245	$185	$781	NA	NA	0.31x	NA	NA
7/12/2019	Tower International, Inc.	Tower International, Inc. manufactures and sells engineered automotive structural metal components and assemblies.	Autokiniton US Holdings, Inc.	$1,050	$656	$1,493	$157	10.5%	0.70x	6.7x	13.4x
3/23/2017	UNIWHEELS AG (nka:Superior Industries Europe AG)	Superior Industries Europe AG develops, manufactures, and distributes alloy rims and wheels, and other components for the automotive and accessory sectors.	Superior Industries International Germany GmbH	$753	$710	$502	$76	15.2%	1.50x	9.9x	12.8x
9/2/2016	Accuride Corporation	Accuride Corporation manufactures and supplies commercial vehicle components in North America and Europe.	Crestview Partners, L.P.; Crestview Partners III, L.P.	$433	$132	$642	$68	10.7%	0.67x	6.3x	17.9x
			Aggregate Mean						0.91x	7.4x	12.5x
			Aggregate Median						0.75x	6.8x	13.1x

Source: Capital IQ, Bloomberg, company filings, press releases.

Confidential

18

Valuation Analysis Selected Public Companies / M&A Transactions Analysis Summary Selected Public Companies / M&A Transactions Analysis Summary (RMB in thousands) Valuation Multiples Public M&A Public Companies Company DCF Metric Companies Transactions Range Performance Enterprise Value Range Median Median ¥157,000— ¥280,000 Implied Multiples EV / LTM Revenue 0.05x—2.14x 0.72x 0.75x ¥1,871,212 0.08x—0.15x EV / 2021 Revenue 0.05x—2.12x 0.64x NA ¥1,704,160 0.09x—0.16x EV / 2022 Revenue 0.05x—1.76x 0.58x NA ¥1,831,947 0.09x—0.15x Note: LTM as of June 30, 2021. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring items as provided by the Company management. Confidential 19

Appendix

Appendix Liquidation Value Summary • The table on the following page summarizes the estimated recovery rates for the Company’s assets and liabilities, as provided by the management of the Company, and the resulting value indication for the Company under a liquidation scenario. • Estimates of recovery rates were provided by the management of the Company and are summarized below: – The management of the Company estimates 100% recovery rates for cash and cash equivalents, fixed bank deposits with maturity over three months, pledged bank deposits, tax receivables, amount due from a related party, accounts and bills payable, other payables and accruals, short-term bank borrowings and deferred tax liabilities. – The management of the Company estimates 68%-80% recovery rates for finished goods, 70%-90% recovery rates for waste materials, 48%-80% recovery rates for auxiliary materials and 37%-55% recovery rates for raw materials and work in process, which, per Company management, are highly customized for the Company’s production process and would likely be disposed as scrap materials in an orderly liquidation. – The management of the Company estimates 76%-92% recovery rates for accounts receivables within 30 days, 25%-55% recovery rates for accounts receivables 31-60 days due and 10%-20% recovery rates for accounts receivables due over 60 days. – The management of the Company estimates 37%-55% recovery rates for prepayments, which are made for raw materials, and 54% recovery rates for other receivables. – The management of the Company estimates 10%-20% recovery rates for the Company’s buildings. Per Company management, most of the Company’s buildings are aged and specialized for the Company’s operations and may not fulfill the demands of other businesses’ buildings. – The management of the Company estimates 11%-22% recovery rates for machinery and equipment. Per Company management, the Company’s machinery and equipment is tailored for the Company and cannot be easily used by other manufacturers. – The management of the Company estimates 68% recovery rates for right-of-use assets. Per Company management, the Company would need to pay certain remediation fees before selling the land use rights. – The management of the Company estimates 10%-30% recovery rates for the Company’s construction in progress. – The overall resulting recovery rate range for total assets is approximately 45%-53%. – The overall resulting recovery rate for total liabilities is approximately 100%. Confidential 21

Appendix

Liquidation Value Summary

Liquidation Value Summary

(RMB in thousands)

	Balance Sheet as of 6/30/2021 Amount	Range of Recovery Rates Low	High	Range of Liquidation Value Low	High
Current assets:					
Inventory	¥194,498	46%	63%	¥89,207	¥121,851
Accounts receivable	370,436	26%	46%	95,019	170,204
Prepayments and other receivables	206,236	44%	54%	91,624	111,840
Tax receivables	1,185	100%	100%	1,185	1,185
Pledged bank deposits	33,500	100%	100%	33,500	33,500
Fixed bank deposits with maturity over three months	210,000	100%	100%	210,000	210,000
Cash and cash equivalents	434,283	100%	100%	434,283	434,283
Total Current Assets	**1,450,138**	**66%**	**75%**	**954,818**	**1,082,863**
Non-current assets:					
Property, plant and equipment	¥909,022	10%	21%	¥94,595	¥189,211
Construction in progress	61,934	10%	30%	6,193	18,580
Right-of-use assets	343,461	68%	68%	234,414	234,414
Intangible assets	17,000	0%	0%	0	0
Deferred tax assets	74,532	0%	0%	0	0
Long-term prepayments	10,000	0%	0%	0	0
Amount due from a related party	3,000	100%	100%	3,000	3,000
Total Non-current Assets	**1,418,949**	**24%**	**31%**	**338,202**	**445,205**
Total Assets	**¥2,869,087**	**45%**	**53%**	**¥1,293,020**	**¥1,528,068**
Current liabilities					
Accounts and bills payable	¥412,701	100%	100%	¥412,701	¥412,701
Other payables and accruals	160,810	100%	100%	160,810	160,810
Short-term bank borrowings	558,000	100%	100%	558,000	558,000
Total Current Liabilities	**1,131,511**	**100%**	**100%**	**1,131,511**	**1,131,511**
Non-current liabilities:					
Deferred income	¥4,912	0%	0%	¥0	¥0
Deferred tax liabilities	70,397	100%	100%	70,397	70,397
Total Non-current Liabilities	**75,309**	**93%**	**93%**	**70,397**	**70,397**
Total Liabilities	**¥1,206,820**	**100%**	**100%**	**¥1,201,908**	**¥1,201,908**
Net Assets	**¥1,662,267**			**¥91,000**	**¥326,000**

Note: Balance sheet information shown above reflects data as of June 30, 2021. Estimates of recovery rates were provided by the Company management. The schedule above does not include potential employee lay-off costs, which the Company management estimates at approximately RMB 158 million in a liquidation scenario, or potential transaction costs.

Confidential

22